SCHEDULE 14 A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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SOVRAN SELF STORAGE, INC.

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SOVRAN SELF STORAGE, INC.
6467 Main Street
Buffalo, New York 14221

Dear Shareholder:

          You are cordially invited to attend the 2001 Annual Meeting of Shareholders on Thursday, May 17, 2001 at the Buffalo/Niagara Marriott, 1340 Millersport Hwy., Buffalo, New York 14221. The Annual Meeting will begin promptly at 11:00 a.m.

          The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. In addition to the election of six Directors to serve until the 2002 Annual Meeting of Shareholders, Shareholders are being asked to act upon proposals to approve an amendment to the Company's 1995 Award and Option Plan and to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 2001 fiscal year. The Board of Directors of the Company recommends a vote "FOR" the foregoing proposals.

         The vote of every Shareholder is important. You may vote your shares via the toll free telephone number, or via the Internet (see instructions on the enclosed proxy card) or you may sign and date the accompanying proxy card and return it promptly in the postage paid envelope provided. Please note that the telephone number is available only for calls originating in the United States or Canada. Please take the time to vote. As explained in the proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

          If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Sovran Investor Relations at (716) 633-1850.

          The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.

Sincerely, David L Rogers Secretary

April 12, 2001

SOVRAN SELF STORAGE, INC.
6467 Main Street
Buffalo, New York 14221

________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_______________

TO THE SHAREHOLDERS OF SOVRAN SELF STORAGE, INC.:

          NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Sovran Self Storage, Inc. will be held at the Buffalo/Niagara Marriott, 1340 Millersport Hwy., Buffalo, New York 14221, on Thursday, May 17, 2001, at 11:00 a.m. (E.D.T.), to consider and take action on the following:

          1.     The election of six Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

          2.     An amendment to the Sovran Self Storage, Inc. 1995 Award and Option Plan.

          3.     The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2001.

          4.     The transaction of such other business as may properly come before the meeting or any adjournments thereof.

          FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on March 29, 2001 will be entitled to notice of the meeting and to vote at the meeting.

Shareholders who will be unable to attend the Annual Meeting in person may attend the meeting by proxy. Such Shareholders are requested to complete, date, sign and return the proxy card in the envelope enclosed or to vote their proxy by telephone or via the internet as described on the enclosed proxy card.
By Order of the Board of Directors, David L. Rogers Secretary

Buffalo, New York
April 12, 2001

SOVRAN SELF STORAGE, INC.
6467 Main Street
Buffalo, New York 14221

_____________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
_____________________

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sovran Self Storage, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 17, 2001 at 11:00 a.m. at the Buffalo/Niagara Marriott, 1340 Millersport Hwy., Buffalo, New York 14221, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only Shareholders of record at the close of business on March 29, 2001 are entitled to notice of and to vote at the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about April 12, 2001.

Shareholders of record may vote by (i) attending the meeting, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) bearing a later date, or by attending the Annual Meeting and voting in person.

The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by regular employees of the Company without additional compensation.

Only Shareholders of record at the close of business on March 29, 2001, are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on March 29, 2001, there were issued and outstanding 12,081,575 shares of Common Stock. Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

The Company will provide Shareholders, without charge, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2000, including the financial statements and schedules thereto, on written request to David L. Rogers, Secretary of the Company, at 6467 Main Street, Buffalo, New York 14221.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best of the Company's knowledge, there are no beneficial owners of more than 5% of the Company's Common Stock.

The following table sets forth for each current Director, each nominee for Director and each of the executive officers named in the Summary Compensation Table and for all Directors and executive officers as a group, information concerning beneficial ownership of the Company's Common Stock. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned as of March 29, 2001 (2)(3)	Percent of Common Stock Owned

Robert J. Attea (4)	226,797	1.88%
Kenneth F. Myszka (4)	227,878	1.89%
Charles E. Lannon	205,700	1.70%
John E. Burns	29,200	*
Michael A. Elia	16,000	*
Anthony P. Gammie	28,932	*
David L. Rogers (4)	166,547	1.38%
Directors and Executive Officers as a Group (seven persons)	901,054	7.46%

__________________

* Represents beneficial ownership of less than 1% of outstanding Common Stock on March 29, 2001.

(1)	The address for all owners is c/o Sovran Self Storage, Inc., 6467 Main Street, Buffalo, New York 14221.

(2)

Includes 71,910, 71,910, 58,500, 16,000, 16,000, 16,000 and 71,910 shares of Common Stock which may be acquired by Messrs. Attea, Myszka, Lannon, Burns, Elia, Gammie and Rogers, respectively, through the exercise, within sixty days, of options granted under the 1995 Award and Option Plan and the 1995 Outside Directors' Stock Option Plan.

(3)

Excludes 2,221, 2,221, 1,959, 711 shares of Common Stock issuable to each of Messrs. Burns, Elia, Gammie and Lannon in payment of amounts credited to their accounts under the Company's Deferred Compensation Plan for Directors.

(4)

In each case, the figure shown includes 10,777 shares of restricted stock as to which the person has voting power but no investment power and excludes shares of restricted stock awarded subject to Shareholder approval of proposal 2. Amendment to the 1995 Award and Option Plan.

1.  ELECTION OF DIRECTORS

It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for Director named below. Assuming a quorum is present, Directors are elected by a plurality of the affirmative votes cast; accordingly, votes withheld and broker non-votes will have no effect. The nominees proposed are all presently members of the Board.

The nominees named herein will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the then remaining Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors.

Name Robert J. Attea	Age 59

Title and Principal
Occupation

Chairman of the Board and Chief Executive Officer. Mr. Attea has been Director and Chairman of the Board since 1995 and was re-appointed Chief Executive Officer in March 1997. From 1988 to 1995, Mr. Attea served as President and Chief Executive Officer of the Company's predecessor. From 1985 to 1988, he served as Director of Acquisitions and Vice President of Property Management.

Kenneth F. Myszka	52

President and Chief Operating Officer. Mr. Myszka has been President and Director since 1995. Mr. Myszka was the Chief Executive Officer of the Company until March 1997 at which time he became the Chief Operating Officer. From 1982 to 1995, Mr. Myszka served as Senior Vice President of the Company's predecessor.

John E. Burns	54

Director since 1995. Since 1998, Mr. Burns has been Chairman of Sterling, a Division of National City Bank, which provides tax and financial counseling services to affluent families. From 1980 to 1998 he was President and founder of its predecessor, Sterling Ltd. Co.

Michael A. Elia	49

Director since 1995. Since 1984, Mr. Elia has been President, Chief Executive Officer and a director of Sevenson Environmental Services, Inc., an environmental remediation contractor. He is also President and a director of Sevenson International Services, Inc. and a director of Sevenson Industrial Services, Inc., affiliates of Sevenson Environmental Services, Inc.

Anthony P. Gammie	66

Director since 1995. From 1985 through 1996, Mr. Gammie was Chairman of the Board of Bowater Incorporated. During the past 5 years he has served as a director of Alumax, Inc., The Bank of New York and The American Forest & Paper Association. He is currently a director of Lipper/Leumi High Income Bond Fund, Inc. located in Curacao, Netherlands Antilles.

Charles E. Lannon	53

Director since 1995. Mr. Lannon was the predecessor company's Senior Vice President B Marketing from 1982 to 1995. Mr. Lannon left the employ of the Company to become the Chief Executive Officer of an unrelated business owned by Mr. Lannon and other Company founders. He is currently President of Strategic Capital, Inc., a consulting firm.

EXECUTIVE OFFICERS OF THE COMPANY

Name Robert J. Attea	Age 59	Title Chairman of the Board and Chief Executive Officer

Kenneth F. Myszka	52	President and Chief Operating Officer

David L. Rogers	45	Chief Financial Officer and Secretary

David L. Rogers. From 1995 to the present, David L. Rogers has served as the Company's Chief Financial Officer and Secretary. From 1988 to 1995, Mr. Rogers served as the predecessor company's Vice President of Finance.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

The Board of Directors held four meetings during the fiscal year ended December 31, 2000.

Audit Committee. The Audit Committee is composed of Messrs. Burns, Elia and Gammie, each of whom is "independent" as that term is defined in the New York Stock Exchange listing standards. The Audit Committee held one meeting during the fiscal year ended December 31, 2000. Information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A.

Compensation Committee. The Compensation Committee is composed of Messrs. Burns, Elia and Gammie and makes decisions with respect to compensation of executive officers and administers the Company's 1995 Award and Option Plan. The Compensation Committee held two meetings during the fiscal year ended December 31, 2000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting during fiscal year 2000 which was attended by all members.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on From 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to Shareholder approval, the selection of the Company's independent auditors.

Audit Committee JOHN E. BURNS, CHAIR MICHAEL A. ELIA ANTHONY P. GAMMIE

BOARD AND COMMITTEE ATTENDANCE

During the fiscal year ended December 31, 2000, all Directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board on which they served.

COMPENSATION OF DIRECTORS

The Company pays its Directors who are not also officers of the Company an annual fee of $15,000. An additional $2,500 is paid to each chair of the Audit and Compensation Committees. Outside Directors are also paid a meeting fee of $1,000 for each special meeting attended. In addition, the Company will reimburse all Directors for expenses incurred in attending meetings. Under the Deferred Compensation Plan for Directors, outside Directors may elect to have all or part of their fees credited to a deferred compensation account in the form of Units. The number of Units credited will be equal to the number of shares of the Company's Common Stock that could have been purchased using the closing price of the Company's Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units will be credited to the deferred compensation accounts based on the reinvestment of the "dividend" on the Units credited to the deferred compensation accounts on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to Directors in the form of shares of the Company's Common Stock, the number of which shares will equal the number of Units credited to the accounts.

Pursuant to the 1995 Outside Directors' Stock Option Plan, each Director who is not an officer or employee of the Company is granted, effective as of the Director's initial election or appointment, a ten-year option to acquire 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, and will, as of the close of each annual shareholders' meeting thereafter, be granted a ten-year option to acquire an additional 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The initial options for 3,000 shares of Common Stock are exercisable one year from the date of grant; the Directors' options awarded annually thereafter vest immediately. The exercise price is payable in cash or by delivery of shares of Common Stock owned by the Director, or a combination of cash and shares. No Director options were exercised during 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater-than-10% beneficial owners were complied with during 2000.

The Board of Directors recommends a vote "FOR" the proposal to elect management's nominees.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Decisions on compensation of the Company's executives are made by the Compensation Committee of the Board. During 2000 the Compensation Committee consisted of Messrs. Burns, Elia and Gammie, each of whom is a non-employee Director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. No officer or employee participated in the deliberations of the Compensation Committee or the Board of Directors concerning executive officer compensation.

During 1997, 1998 and 2000, the Company engaged a compensation consulting firm to review the Company's executive compensation program, evaluate its competitiveness and make recommendations which would enable the Company to motivate and retain top executives with a view to maximizing Shareholder value. The consulting firm focused on base salary, annual incentives and long-term incentives and utilized published survey data and information from a peer group of companies in the public storage REIT industry. The Compensation Committee used the results of the consulting firm's evaluation, as well as other relevant information, as the basis for its decisions on executive compensation in 2000.

The Company's executive compensation policies are to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward profitability, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In 2000, these policies were carried out through the compensation components of salary, incentive compensation, perquisites, and stock options. In addition, the Committee treats the tax deductibility of executive compensation as an important factor in its decision-making, since the deductibility may affect the required REIT distributions.

A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives. Salaries for the executive officers for 2000 were established based on these fundamentals.

The Company maintains an incentive compensation plan which provides for the payment of cash bonuses to the executive officers based upon the achievement of specified increases in the Company's Funds from Operations per Common Share and other performance criteria and upon such participant's base compensation as shown for the named executive officers in the Summary Compensation Table, for the year in which the increase occurred. The application of these criteria resulted in the bonuses reflected in the Summary Compensation Table.

Perquisites, which include an automobile allowance and reimbursement of miscellaneous expenses, do not relate directly to the Company's performance. Instead, these relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives.

The Compensation Committee also believes that stock ownership by management and employees serves as an incentive to enhance shareholder value. In 2000 stock options were granted to key employees who are not executive officers, but not to executive officers. Restricted stock was awarded to executive officers in 2000.

The Compensation Committee's approach to establish Mr. Attea's compensation does not differ from the approach to establish all executive compensation and is in keeping with the policies previously stated.

The Board of Directors did not modify or reject any action or recommendation by the Compensation Committee in any material way.

Compensation Committee MICHAEL A. ELIA, CHAIR JOHN E. BURNS ANTHONY P. GAMMIE

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)

Robert J. Attea........................ Chairman of the Board and Chief Executive Officer	2000 1999 1998	$210,000 208,077 183,865	$ 0 136,000 35,000	$114,650 0 142,591	0 0 44,850

Kenneth F. Myszka................. President and Chief Operating Officer	2000 1999 1998	$210,000 208,077 183,865	$ 0 136,000 35,000	$114,650 0 142,591	0 0 44,850

David L. Rogers....................... Chief Financial Officer and Secretary	2000 1999 1998	$210,000 208,077 183,865	$ 0 136,000 35,000	$114,650 0 142,591	0 0 44,850

(1)

Restricted stock was awarded on May 12, 1998 and vests at 20% per year beginning May 12, 1999. Restricted stock was awarded on May 24, 2000 and vests at 25% per year beginning May 24, 2001. The amounts represent the value of the restricted stock awards as of the date of grant. As of December 31, 2000 Messrs. Attea, Myszka and Rogers each held 10,777 shares of restricted stock with a value of $214,193. Dividends are paid to such persons on the shares of restricted stock held by them.

FISCAL YEAR-END OPTION VALUES

	Number of Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Attea.....................	62,940	26,910	$0	$0
Kenneth F. Myszka..............	62,940	26,910	0	0
David L. Rogers...................	62,940	26,910	0	0

EMPLOYMENT AGREEMENTS

In 1995 the Company entered into employment agreements with Messrs. Attea, Myszka and Rogers that require each of them to devote their full business time to the Company. Each employment agreement has a three-year term with an automatic extension each year for an additional year. The employment agreements provide for certain severance payments in the event of the executive's death or disability, his termination without cause or his resignation with good reason. Each employment agreement prohibits the executive, during employment and during the two-year period following termination of employment, from engaging in the self storage business.

CERTAIN TRANSACTIONS

On February 9, 2001, the Compensation Committee authorized the Company to make or guarantee loans of up to $900,000 to each of Messrs. Attea, Myszka and Rogers, the proceeds of which are to be used to purchase shares of the Company's Common Stock from the Company or on the open market. Loans made by the Company, if any, would be unsecured, full recourse loans, have maturity dates not to exceed ten years, and bear interest at the rate that would be paid by the Company in borrowing its funds. The purchase price of shares purchased from the Company would be the fair market value of the shares at the time of purchase. To date, no loans or purchases of shares have been made.

As previously publicly disclosed, the Company and Messrs. Robert J. Attea, Kenneth F. Myszka, David L. Rogers and Charles E. Lannon are defendants in a lawsuit brought by a former business associate of Messrs. Attea, Myszka, Rogers and Lannon. In April 2000, following trial, the jury rendered a verdict adverse to the Company. However, on March 30, 2001, the Company's motion for a new trial was granted. Messrs. Attea, Myszka, Rogers and Lannon have agreed to indemnify the Company for damages, costs, expenses and any loss arising from the lawsuit. Pursuant to that agreement, in April 2001 Messrs. Attea, Myszka, Lannon and Rogers made payment to the Company of $1,785,000 in connection with expenses arising from the lawsuit that had previously been advanced by the Company.

The Company has a Facilities Services Agreement with several businesses owned by Mr. Lannon whereby such businesses pay for the use of certain common facilities in the Company's offices negotiated by the parties at arms-length. Charges under the Facilities Services Agreement are periodically reviewed by the Audit Committee of the Company's Board of Directors.

Robert J. Attea is the brother of a partner of the law firm of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, which has represented and is currently representing the Company.

CORPORATE PERFORMANCE GRAPH

The following chart and line-graph presentation compares (i) the Company's shareholder return on an indexed basis since December 31, 1995 with (ii) the S&P Stock Index and (iii) the National Association of Real Estate Investment Trusts Equity Index.

Performance Graph

CUMULATIVE TOTAL SHAREHOLDER RETURN
SOVRAN SELF STORAGE, INC.
DECEMBER 31, 1995 - DECEMBER 31, 2000
	Dec. 31, 1995	Dec. 31, 1996	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000
S&P 500	100.00	122.96	163.99	210.86	255.20	231.96
NAREIT	100.00	135.27	162.67	134.20	128.00	161.75
SSS	100.00	128.05	142.39	119.11	96.89	116.04

*   assumes $100.00 invested on December 31, 1995, with dividends reinvested.

2.	AMENDMENT TO THE 1995 AWARD AND OPTION PLAN

The Board of Directors has approved, subject to Shareholder approval, an amendment ("Amendment") to the Company's 1995 Award and Option Plan, as previously amended (the "Plan"), to (i) increase the maximum number of shares of Common Stock available for award (including incentive stock options) under the Plan from 900,000 to 1,500,000; (ii) to increase the maximum number of shares of Common Stock with respect to which awards may be granted to any individual during a year from 50,000 to 100,000; and (iii) eliminate the limitation on the number of shares of restricted stock that may be issued under the Plan.

Under the Plan, originally adopted in 1995 and amended by an amendment approved by Shareholders at the 1999 Annual Meeting of Shareholders, the maximum number of shares of Common Stock ("Common Shares") available for award of stock options and restricted stock under the Plan is 900,000. On February 9, 2001, the Compensation Committee determined that it was appropriate, in furtherance of the purposes of the Plan, to grant awards under the Plan. However, because the number of Common Shares available under the Plan at that time (38,725 Common Shares) was insufficient to cover the awards, the Committee made the awards, which are described below, subject to Shareholder approval of the Amendment. In view of the foregoing and the need for additional Common Shares to cover awards that may be granted by the Company in the future in accordance with its normal compensation practices, the Board of Directors determined that it was desirable to amend the Plan to increase the number of Common Shares available under the Plan.

The Plan currently limits the number of Common Shares with respect to which awards may be granted to any individual during any calendar year to 50,000. The Plan also limits the number of shares of restricted stock that may be issued under the Plan to 50,000. If the Amendment is not approved, future awards of restricted stock would be limited to 14,525 shares. After review and deliberation, the Board of Directors determined that amending the Plan to increase the number of Common Shares with respect to which awards may be made to an individual in any one year and to eliminate the limitation on the number of shares of restricted stock that may be issued under the Plan during its existence would provide desirable flexibility to the Compensation Committee in determining the appropriate types of awards to make and the timing thereof. For example, the Amendment would permit the Compensation Committee to make (as it did on February 9, 2001, subject to Shareholder approval of the Amendment) a larger three-year grant to a key employee rather than three smaller annual grants and to award restricted stock instead of stock options when appropriate.

The Company believes that the Plan has helped to attract and retain highly qualified persons for the successful conduct of the Company's business and that the approval by Shareholders of the Amendment will help it to continue to do so. The following description of the Plan (as proposed to be amended) is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan itself. The complete text of the Plan (as proposed to be amended) may be obtained from the Company upon written request to the Secretary of the Company.

The Plan is administered by the Compensation Committee. No member of the Compensation Committee is eligible to be selected to participate in the Plan. All key employees of the Company are eligible to be selected to participate in the Plan. Currently, three executive officers and approximately 31 other officers and employees are eligible to participate in the Plan. The selection of participants is within the discretion of the Compensation Committee. The Plan authorizes the Compensation Committee to delegate its authority and duties under the Plan, in certain circumstances, to the Chief Executive Officer or to other senior officers of the Company.

The Plan authorizes the Compensation Committee to grant awards of stock options, including incentive stock options, and shares that for purposes of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), are "restricted" ("Restricted Shares"). No awards may be granted after April 30, 2005. Subject to equitable adjustment, the total number of Common Shares authorized for issuance under the Plan, as proposed to be amended, shall not exceed 1,500,000, including awards previously made. Common Shares underlying any awards that are forfeited, canceled or reacquired by the Company, or are otherwise terminated (other than by exercise) are added back to the shares available for issuance under the Plan. Subject to equitable adjustment, the maximum number of Common Shares with respect to which stock options and Restricted Shares may be granted to any key employee during any calendar year shall not exceed 100,000.

The Compensation Committee may grant awards in the form of stock options to purchase Common Shares. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise, and the exercise price per share of Common Shares subject to the option. In no event, however, may the exercise price of a stock option be less than the fair market value of the Common Shares on the date of the stock option's grant. Each incentive stock option shall expire no later than the tenth anniversary of its date of grant. Upon exercise, the exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, Common Shares, a combination thereof, or such other consideration as the Committee may deem appropriate.

In the event of a stock dividend, stock split or other change in the Company's capital structure, the maximum number of Common Shares authorized for issuance under the Plan and the number of Common Shares subject to outstanding options (together with the respective exercise prices) will be appropriately adjusted.

The Compensation Committee may grant Restricted Shares that are subject to the attainment of performance goals or other restrictions as the Compensation Committee may determine. During the restriction period, the Restricted Shares may not be sold, transferred, or otherwise encumbered and such shares are subject to forfeiture if one or more conditions established by the Compensation Committee are not satisfied. Subject to the discretion of the Compensation Committee, the holder of Restricted Shares will have all of the rights of a holder of Common Shares, including the right to vote the shares and the right to receive any cash distributions. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon termination of employment.

Unless the Compensation Committee specifically determines otherwise, no award shall be transferable except by will or the laws of descent and distribution. The Plan provides for the forfeiture of unexercised awards in the event of termination of employment for a reason other than death, disability, retirement, or any approved reason, unless the award provides otherwise. Forfeiture is also required if, in the opinion of the Compensation Committee, the participant competes with the Company without its written consent, or if he acts in a manner inimical to the Company's best interests.

Upon grant of any award, the Compensation Committee may, by way of an award notice or otherwise, establish such other terms and conditions governing the grant of such award as are not inconsistent with the Plan. The Compensation Committee may unilaterally amend any award if such amendment is not adverse to the participant. The Company may deduct from any payment under the Plan the amount of any applicable income and employment taxes, or may require the participant to pay such taxes as a condition of making such payment. The Compensation Committee may allow the participant to satisfy this obligation by authorizing the Company to withhold from any payment of Common Shares due, or by delivering to the Company, Common Shares with a fair market value equal to the amount of the applicable taxes.

The Board may suspend or terminate the Plan at any time, and may also amend it from time to time, but may not, without Shareholder approval, adopt any amendment which would materially increase the benefits accruing to participants, materially increase the maximum number of shares which may be issued under the Plan, other than by reason of equitable adjustment, or materially modify the Plan's eligibility requirements.

In the event of a Change In Control (as defined in the Plan), a participant whose employment is terminated within two years of the date of such event, for a reason other than death, disability, Cause (as defined in the Plan), voluntary resignation for other than Good Reason (as defined in the Plan) or retirement, would be entitled to the following treatment under the Plan: (i) all of the terms and conditions in effect on any of the participant's outstanding awards would immediately lapse, (ii) all of the participant's outstanding awards would automatically become 100% vested, (iii) all of the participant's outstanding stock options would immediately be cashed out on the basis of the Change In Control Price (as defined in the Plan). Such payments would be made as soon as possible, but no later than the 90th day following such event. The Plan also provides that upon a Change In Ownership (as defined in the Plan) all participants, regardless of whether their employment is terminated, would automatically receive the same treatment afforded to a terminated participant under the Plan in the event of a Change In Control.

The following is a summary of certain federal income tax aspects of the Plan, based on existing law and regulations, which are subject to change. The application of state and local income taxes and other federal taxes is not discussed.

Generally, a person who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise and the Company is not entitled to a deduction at the time of grant or at the time of exercise of an incentive stock option. Under certain circumstances, however, an option holder may be subject to the alternative minimum tax with respect to the exercise of his incentive stock options. Generally, the gain realized but not recognized upon the exercise of an incentive stock option (equal to the difference between the fair market value of the Common Shares received upon exercise of the incentive stock option and the purchase price paid for such Common Shares) is included in the option holder's alternative minimum taxable income and, depending upon the option holder's overall tax situation, he or she may be required to pay alternative minimum tax on such gain.

If an option holder does not dispose of the Common Shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant of the option and more than one year from the transfer of the Common Shares to him, any gain or loss realized on a subsequent disposition of the Common Shares will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

If an option holder disposes of the Common Shares received upon the exercise of an incentive stock option either (1) within one year of the transfer of the Common Shares to him or her or (2) within two years after the incentive stock option was granted, the option holder will generally recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the Common Shares on the date the incentive stock option was exercised over the purchase price paid for the Common Shares upon exercise and (b) the amount of gain realized on the sale. Any gain realized in excess of the compensation income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the option holder held the Common Shares. If an option holder is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules relating to the reasonableness of the option holder's compensation and the limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), will be entitled to a deduction for the same amount.

If an option holder exercises an incentive stock option by transferring shares of the Company's Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of Common Shares of stock received upon exercise of the incentive stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The remaining Common Shares received will have a basis equal to the cash paid, if any, on the exercise.

A person who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the purchase price of the Common Shares and the fair market value of the Common Shares on the date of exercise. Subject to general rules relating to the reasonableness of an employee option holder's compensation and the limitation under Section 162(m) of the Code, the Company is entitled to a corresponding deduction for the same amount.

If an option holder exercises a non-qualified stock option by transferring shares of Company Common Stock to the Company to pay all or part of the purchase price, the option holder will not recognize gain or loss with respect to the already owned shares exchanged. The number of Common Shares received upon exercise of the non-qualified stock option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The fair market value of the additional Common Shares received will be includable in the option holder's income upon exercise and the option holder's basis in such Common Shares will equal such value.

An employee who has been granted Restricted Shares will not be required to recognize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes and the employee does not elect to recognize income at that time by making an election pursuant to Section 83(b) of the Code. When such restrictions lapse, the employee will recognize taxable income in an amount equal to the excess of the fair market value of the Restricted Shares at such time over the amount, if any, paid for such Restricted Shares. Subject to general rules relating to the reasonableness of the employee's compensation and the limitation under Section 162(m) of the Code, the Company will be entitled to a deduction for the same amount.

Section 162(m) of the Code generally limits to $1 million the amount of compensation paid to certain "covered employees" of a publicly held corporation (generally, the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer) that can be deducted by the corporation for the year. Certain performance-based compensation, the material terms of which are disclosed to the corporation's shareholders and approved by a majority vote of the shareholders, is exempt from the $1 million limitation. Based on regulations promulgated under Section 162(m), grants of options to covered employees under the Plan would appear to qualify for the exemption from the $1 million limitation as performance-based compensation.

On February 9, 2001, the Compensation Committee granted, subject to Shareholder approval of the Amendment, stock options and Restricted Shares as shown in the table below. These grants cover a three-year period. Based on information available to it, including information provided by an independent consulting firm, the Compensation Committee believes the awards are appropriate and competitive in comparison to practices of peer companies in the REIT industry. Because awards under the Plan are at the discretion of the Compensation Committee, it is not possible to determine what benefits eligible employees will receive in the future.

Name and Principal Position	Restricted Shares(1)	Common Shares Subject to Options (2)
Robert J. Attea Chairman of the Board and Chief Executive Officer..............................	23,400	20,000
Kenneth F. Myszka President Chief Operating Officer...............	18,400	40,000
David L. Rogers Chief Financial Officer and Secretary............................................	18,400	40,000
All executive officers as a group.................	60,200	100,000

______________________

(1)	The fair market value per share of the Restricted Shares on the date of grant was $21.60. The Restricted Shares vest at 25% per year beginning February 9, 2002.

(2)	The options shown are ten-year options, become exercisable at the rate of 25% per year beginning February 9, 2002, and have an excise price per share of $21.60.

                   As of March 29, 2001, a total of 95,675 Restricted Shares have been granted under the Plan. As of that date, options to purchase a total of 964,050 Common Shares have been granted under the Plan, of which 36,750 have been exercised and 38,250 forfeited, leaving a balance outstanding (including those shown in the table above) of 889,050. Based upon the closing price of the Company's Common Stock on March 29, 2001 of $23.49, the market value of the Common Shares underlying outstanding options (including those shown in the table above) was $20,883,785.

Approval of the Amendment requires the affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting, provided that a majority of the outstanding shares of the Company's Common Stock vote on the proposal.

The Board of Directors recommends a vote "FOR" the proposal to approve the amendment to the 1995 Award and Option Plan.
3.	APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Subject to ratification by the Shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last fiscal year were: Audit Fees, $44,230; Financial Information Systems Design and Implementation Fees, $0; and All Other Fees, $73,800.

Representatives of the firm of Ernst & Young LLP are expected to be represent at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee and Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants.

PROPOSALS OF SHAREHOLDERS FOR 2002 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2002 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Buffalo, New York 14221, no later than November 30, 2001.

The Company's By-Laws set forth the procedure to be followed by a Shareholder who wishes to present a proposal at an Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials). Only a Shareholder of record entitled to vote at an Annual Meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, such notice must be received by the Company not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if such meeting is called for a date more than seven days prior to the anniversary date, then the notice must be received not later than the close of business on (i) the 20th day following the earlier of (a) the date on which notice of the date of the meeting was mailed to Shareholders or (b) the date on which the date of such meeting was publicly disclosed, or (ii) if the date of notice or public disclosure occurs more than 75 days prior to the scheduled date of the meeting, then the later of (a) the 20th day following the first to occur of such notice or public disclosure or (b) the 75th day prior to the scheduled date of the meeting.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders' vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.

By Order of the Board of Directors, David L. Rogers Secretary

April 12, 2001

Appendix A

Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and recommend any proposed changes to the board of directors for approval. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibilities relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

A-1

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The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company, including the matters included in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

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The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

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The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

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The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

A-2

SOVRAN SELF STORAGE, INC.

SOLICITED BY THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders -- May 17, 2001

Robert J. Attea, Kenneth F. Myszka and David L. Rogers, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Sovran Self Storage, Inc. that are held of record by the undersigned on March 29, 2001 at the Annual Meeting of Shareholders of Sovran Self Storage, Inc., to be held at the Buffalo/Niagara Marriott, 1340 Millersport Hwy., Buffalo, New York, on May  17, 2001 at 11:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for Proposals 1, 2 and 3.

Please return this proxy card promptly using the enclosed envelope.

(To be Signed on Reverse Side)

Annual Meeting of Shareholders
SOVRAN SELF STORAGE, INC.

May 17, 2001

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS   [          ]

Please Detach and Mail in the Envelope provided

[ X ]	Please mark your votes as in this example.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Directors recommend a vote FOR election of all nominees and FOR proposals 2 and 3.
1.

ELECTION OF DIRECTORS:     Nominees:

Robert J. Attea
Kenneth F. Myszka
John E. Burns
Michael A. Elia
Anthony P. Gammie
Charles E. Lannon

[    ]   FOR          [    ]    WITHHELD

For, except vote withheld from the following nominee(s):
_________________________________________

2.	Approval of Amendment to the 1995 Award and Option Plan. [ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2001. [ ] FOR [ ] AGAINST [ ] ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof
Change of Address/comments on reverse side [ ]

I plan to attend the meeting [ ]

I do not plan to attend the meeting [ ]

SIGNATURE(S)____________________________________ Date______________

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SOVRAN SELF STORAGE, INC.
1995 AWARD AND OPTION PLAN
(AS AMENDED)

1.	Purpose

          The purposes of the Plan are to advance the interests of the Company and its stockholders, by providing a long-term incentive compensation program that will be an incentive to the Key Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries, and by enhancing their ability to attract and retain in their employ highly qualified persons for the successful conduct of their businesses.

2.	Definitions

          2.1     "Acceleration Date" means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to a Participant who is eligible for treatment under paragraph 20 hereof on account of the termination of his employment following a Change in Control, the date on which such termination occurs.

          2.2     "Award Notice" means a written notice from the Company to a Participant that sets forth the terms and conditions of Stock Options or Restricted Stock awarded to the Participant under the Plan in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

          2.3     "Board" means the Board of Directors of the Company.

          2.4     "Cause" means (i) the willful and continued failure by a Key Employee to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Key Employee in conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

          2.5     "Change in Control" shall be deemed to have occurred at such time as (i) after the effective date of the Company's first registration statement on Form S-11, any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or (ii) after the effective date of the Company's first registration statement on Form S-11, approval by the stockholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (iii) individuals who constitute the Board on May 1, 1995 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 1, 1995 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

          2.6     "Change in Control Price" means, in respect of a Change in Control, the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange ("NYSE") or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Control occurs, and in respect of a Change in Ownership, the highest closing price per share paid for the purchase of Common Stock on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Ownership occurs.

          2.7     "Change in Ownership" means a change which results directly or indirectly in the Company's Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

          2.8     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.9     "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan. The Committee shall consist of not less than three members, each of whom shall be "disinterested" as defined by Rule 16b-3 under the Exchange Act as amended from time to time.

          2.10     "Common Stock" means the common stock, $.01 par value, of the Company.

          2.11     "Company" means Sovran Self Storage, Inc., a Maryland corporation.

          2.12     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          2.13     "Fair Market Value" on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of NYSE-listed securities (or, if the Common Stock is not then listed on the NYSE, the principal public trading market for such shares) for that date (or if no shares of Common Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Common Stock were so traded) published in the Midwest Edition of The Wall Street Journal; provided, however, that if no shares of Common Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

          2.14     "Good Reason" means a good faith determination made by a Participant that there has been any (i) material change by the Company of the Participant's functions, duties or responsibilities which change would cause the Participant's position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Participant of duties and responsibilities inconsistent with his positions, (ii) assignment or reassignment by the Company of the Participant without the Participant's consent, to another place of employment more than 30 miles from the Participant's current place of employment, or (iii) reduction in the Participant's total compensation in a materially greater proportionate amount than other Key Employees similarly situated; provided in each case that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time within six months after the occurrence of such event.

          2.15     "Key Employee" means an officer or other key employee of the Company or a Subsidiary as determined by the Committee.

          2.16     "Participant" means any individual to whom Stock Options have been awarded by the Committee under this Plan.

          2.17     "Plan" means the Sovran Self Storage, Inc. 1995 Award and Option Plan.

          2.18     "Restricted Stock" means an award of shares of Company Common Stock subject to restrictions, pursuant to paragraph 9 hereof.

          2.19     "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

3.	Administration

          The Plan shall be administered by the Committee. The Committee shall have the authority to : (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of the Plan; (c) select Key Employees to receive Stock Options and Restricted Stock under the Plan; (d) determine and modify the form of Stock Options awarded under the Plan, whether non-qualified or incentive stock options, the number of Stock Options awarded to any Key Employee, and all the terms and conditions of Stock Options awarded under the Plan, including the time and conditions of exercise or vesting; (e) determine and modify the number of shares of Restricted Stock awarded to any Key Employee, and all the terms and conditions of Restricted Stock awarded under the Plan, including the applicable restrictions thereon and restriction period therefor; (f) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (g) accelerate the vesting of any Stock Option or lapse of restrictions on any shares of Restricted Stock when any such action would be in the best interests of the Company; and (h) take any and all other action it deems advisable for the proper administration of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company under such conditions as the Committee may establish; provided, however, that to the extent required by Section 16 and notwithstanding any other provision of the Plan or an Award Notice only the Committee may select and award Stock Options and Restricted Stock and render other decisions as to the timing, pricing and amount of Stock Options and Restricted Stock to Participants who are subject to Section 16 of the Exchange Act.

4.	Eligibility

          Any Key Employee is eligible to become a Participant in the Plan.

5.	Shares Available

          The maximum number of shares of Common Stock which shall be available for award of Stock Options (including incentive stock options) and Restricted Stock under the Plan during its term shall not exceed 1,500,000 and the maximum number of shares of Common Stock with respect to which Stock Options and Restricted Stock may be granted to any individual Key Employee during any calendar year shall not exceed 100,000; all subject to adjustment as provided in paragraph 12. Any shares of Common Stock related to Stock Options or Restricted Stock which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, shall be available again for award under the Plan. Further, if and to the extent permitted in accordance with paragraph 8(d), any shares of Common Stock are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a Stock Option, or for any withholding taxes due as a result of such exercise, such shares shall again be available for award under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.	Term

          The Plan shall become effective as of May 1, 1995. No Stock Options shall be exercisable or payable and no restrictions on shares Restricted Stock shall lapse before approval of the Plan has been obtained from the Company's stockholders. Stock Options and Restricted Stock shall not be awarded pursuant to the Plan after April 30, 2005.

7.	Participation

          The Committee shall select Participants, determine the type of awards (Stock Options or Restricted Stock) to be awarded, and establish in the related Award Notices the applicable terms and conditions of the Stock Options and Restricted Stock in addition to those set forth in this Plan and any administrative rules issued by the Committee.

8.	Stock Options

           (a)     General. Stock Options may be awarded to any Key Employee. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

           (b)     Terms and Conditions of Stock Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock on the date of the Stock Option's award. An Award Notice evidencing a Stock Option may, in the discretion of the Committee, provide that a Participant who pays the option price of a Stock Option by an exchange of shares of Common Stock previously owned by the Participant shall automatically be issued a new stock option to purchase additional shares of Common Stock equal to the number of shares of Common Stock so exchanged. Such new stock option shall have an option price equal to the Fair Market Value of the Common Stock on the date such new stock option is issued and shall be subject to such other terms and conditions as the Committee deems appropriate.

           (c)     Restrictions Relating to Incentive Stock Options. Stock Options awarded in the form of incentive stock options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was awarded) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Also, each incentive stock option shall expire not later than ten years from its date of award. The number of shares of Common Stock that shall be available for incentive stock options awarded under the Plan is 1,500,000.

           (d)     Exercise of Stock Options. Upon exercise, the option price of a Stock Option may be paid in cash, or, if permitted by the Committee, in its sole discretion, shares of Common Stock or a combination of cash and shares of Common Stock, or such other consideration as the Committee may deem appropriate. The Committee may establish appropriate methods for accepting Common Stock as consideration for the exercise of a Stock Option, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. If the Committee, in its sole discretion, permits the use of shares of Common Stock as consideration for the exercise of a Stock Option, such shares shall be valued at Fair Market Value on the date of exercise. The Committee, in its sole discretion, may establish procedures whereby a Participant, to the extent permitted by and subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise a Stock Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish such a cashless exercise program, the Committee shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate. Such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

9.	Restricted Stock

          (a)     General. Shares of Restricted Stock may be awarded to any Key Employee and shall be awarded in such amounts and at such times during the term of the Plan as the Committee shall determine.

           (b)     Restrictions on Restricted Stock. Restricted Stock shall be subject to such terms and conditions as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of shares of Restricted Stock under such circumstances as it deems appropriate.

           (c)     Rights as Stockholders. During the period in which any shares of Restricted Stock are subject to the restrictions imposed under paragraph  9(b), the Committee may, in its discretion, grant to the Participant to whom shares of Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

           (d)     Evidence of Restricted Stock Award. Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

10.	Termination of Employment

          Subject to paragraph 14, if a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement or an approved reason, all the Participant's unexercised Stock Options and shares of Restricted Stock then subject to restrictions shall be canceled or forfeited as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason.

11.	Nonassignability

          Except as otherwise provided by the Committee, in its sole discretion, in the Award Notice, no Stock Option or share of Restricted Stock awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance and a Participant's Stock Options shall be exercisable during the Participant's lifetime only by him.

12.	Adjustment of Shares Available

           (a)     Changes in Stock. In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, the number of shares with respect to which Stock Options and Restricted Stock may be granted to any individual Key Employee during any calendar year, and the number of shares subject to outstanding Stock Options and Restricted Stock, without, in the case of Stock Options, change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable may be made by the Committee in its discretion to give effect to any other change affecting the Common Stock.

           (b)     Changes in Capitalization. In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Stock Options and shares of Restricted Stock by either (i) the substitution, on an equitable basis, of appropriate stock, stock options or other securities or other consideration, including cash, to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to the Plan, the number of shares covered by outstanding Stock Options and Restricted Stock and the option price of outstanding Stock Options, as deemed appropriate by the Committee.

13.	Tax Withholding

           (a)      Payment by Participant. Each Participant shall pay to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, no later than the date as of which the Company or any Subsidiary is required by law to withhold any Federal, state, or local taxes of any kind with respect to amounts includable in the Participant's gross income for Federal income tax purposes with respect to any Stock Option or Restricted Stock awarded pursuant to the Plan. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

           (b)      Payment in Stock. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the Plan a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any Participant who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

                    (A)      the Company (1) shall have been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least a year prior to the election and shall have filed all reports and statements required to be filed pursuant to that Section for that year, and (2) shall have issued on a regular basis public releases of quarterly and annual summary statements of sales and earnings;

                    (B)     the election to satisfy tax withholding obligations relating to an award of Stock Options or Restricted Stock in the manner permitted by this Section 13(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an award first becomes a taxable event for Federal income tax purposes;

                    (C)     such election shall be irrevocable;

                    (D)     such election shall be subject to the consent or disapproval of the Committee; and

                    (E)    the Common Stock withheld to satisfy tax withholding must pertain to an award of Stock Options or Restricted Stock which has been held by the Participant for at least six months from the date of grant of such award.

14.	Noncompetition Provision

          The Committee may provide in any Award Notice that the Participant shall forfeit all his unexercised Stock Options and shares of Restricted Stock if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

15.	Dividends

           If a Participant is granted shares of Restricted Stock, the Committee may include in the Award Notice an entitlement to receive dividends, subject to such terms and conditions as the Committee may establish. Dividends shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock and paid to the Participant if and when, and to the extent that, the restrictions on the Restricted Stock lapse.

16.	Amendments of Awards

           The Committee may at any time unilaterally amend the Award Notice for any unexercised Stock Option or any share of Restricted Stock then subject to restrictions to the extent it deems appropriate; provided, however, that any such amendment which is adverse to a Participant shall require the Participant's consent.

17.	Regulatory Approvals and Listings

           Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Stock Option or award of Restricted Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

18.	No Rights to Continued Employment or Awards

           Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be awarded any Stock Options or shares of Restricted Stock.

19.	Amendment

           The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 12), or (c) materially modify the requirements as to eligibility for participation in the Plan.

20.	Change in Control and Change in Ownership

           (a)     Background. All Participants shall be eligible for the treatment afforded by this paragraph 20 if there is a Change in Ownership or if their employment terminates within two years following a Change in Control, unless the termination is due to (i) death; (ii) disability entitling the Participant to benefits under his employer's long-term disability plan; (iii) Cause; (iv)  resignation by the Participant other than for Good Reason; or (v) retirement entitling the Participant to benefits under his employer's retirement plan.

           (b)     Vesting and Lapse of Restrictions. If a Participant is eligible for treatment under this paragraph 20, (i) all of the terms and conditions in effect on any unexercised Stock Options and any restrictions on shares of Restricted Stock shall immediately lapse as of the Acceleration Date; (ii) no other terms or conditions shall be imposed upon any Stock Options or shares of Restricted Stock on or after such date, and in no event shall any Stock Option or share of Restricted Stock be forfeited on or after such date; (iii) all of his unexercised Stock Options and shares of Restricted Stock shall automatically become one hundred percent (100%) vested immediately upon such date; and (iv) all of his unexercised Stock Options and shares of Restricted Stock shall be valued and cashed out on the basis of the Change in Control Price.

           (c)     Payment. If a Participant is eligible for treatment under this paragraph 20, whether or not he is still employed by the Company or a Subsidiary, he shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Acceleration Date, for all his outstanding Stock Options (including incentive stock options) and shares of Restricted Stock.

           (d)     Section 16 of Exchange Act. Notwithstanding anything contained in this paragraph 20 to the contrary, any Participant who on the Acceleration Date holds any Stock Options or shares of Restricted Stock that have not been outstanding for a period of at least six months from their date of award and who on the Acceleration Date is required to report under Section 16 of the Exchange Act shall not be paid for his Stock Options or Restricted Stock until the first day next following the end of such six-month period.

           (e)     Miscellaneous. Upon a Change in Control or a Change in Ownership, (i) the provisions of paragraphs 10, 14 and 16 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in (a) above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Stock Option or share of Restricted Stock to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or Change in Ownership or to which he may become entitled as a result of such Change in Control or Change in Ownership.

           (f)     Legal Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under the Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

21.	No Right, Title or Interest in Company Assets

           No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name and, in the case of Restricted Stock, such rights are granted to the Participant under paragraphs 9(c) and 15 hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

22.	Governing Law

           The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.